Exhibit 10.3

MASTER CONSIGNMENT SALES AGREEMENT

THIS MASTER CONSIGNMENT SALES AGREEMENT (hereinafter “this Agreement”) is made and entered into by and between UBIC, Inc. (hereinafter “UBIC”) and Focus Systems Corporation (hereinafter “Focus Systems”) upon the terms and conditions set forth hereinafter.  Upon the execution of this Agreement, the Master Consignment Sales Agreement entered into by and between UBIC and Focus Systems dated March 1, 2004 shall cease to be effective.  This Agreement shall become effective as of January 1, 2006.

Article 1 (Consignment of Sales)

UBIC has hereby engaged Focus Systems to sell any and all products that UBIC has the right to handle (hereinafter the “UBIC Products”), and Focus Systems has hereby accepted the same.

Article 2 (Nature of Sales; Placement of Orders)

Focus Systems shall sell the UBIC Products (or, if the UBIC Products are systems, grant licenses to use them) in the name of Focus Systems, not as the agent for UBIC.  Orders for the UBIC Products and other items shall be placed by an order form to be issued to UBIC by Focus Systems.  For this purpose, Focus Systems shall request UBIC to issue an estimate to check the prices, time of delivery and other terms of the UBIC Products, etc.  UBIC shall issue an estimate to Focus Systems; provided, however, that UBIC and Focus Systems may agree to skip the processes of Focus Systems requesting an estimate to be issued and UBIC issuing an estimate, in which case orders may be placed only by an order form issued by Focus Systems.

Article 3 (Individual Consignment Sales Contract)

UBIC and Focus Systems shall enter into an individual consignment sales contract after discussing the types, wholesale prices and other trade terms of products to be handled by Focus Systems.  That individual consignment sales contract shall be renewed each time there are changes in the products and other trade terms, and an individual contract with a latest date shall consistently prevail for all purposes.  In that case, the former individual consignment sales contracts shall no longer be effective as a contract.

If the parties exclude the application of certain provisions of this Agreement or otherwise stipulate any matters contrary to this Agreement in an individual consignment sales contract, notwithstanding the provisions of this Agreement, the terms and conditions of such individual consignment sales contract shall prevail.

Article 4 (Payment)

1.                  Focus Systems shall pay the amount of prices for the products and other items for which it has placed orders with UBIC based on an invoice issued by UBIC at or prior to the end of the month after next month of the month which includes the date of receipt of such invoice by Focus Systems by money transfer to the bank account designated by UBIC.

2.                  If the sale of a license to use any UBIC Product results in the payment of a royalty or other charge by a customer to which they are sold, Focus Systems shall pay to UBIC the amount of prices agreed upon in the relevant individual consignment sales contract.  The terms of payment shall be as set forth in Paragraph 1 above.

Article 5 (Returns)

If there is any defect (including a defect in the medium), or any other failure caused by UBIC’s fault, in the UBIC Products delivered by UBIC, Focus Systems may return those products to UBIC.  UBIC shall promptly deliver non-defective products to (or replace defective products with non-defective products for) Focus Systems.  For the avoidance of doubt, if the amount of prices due and payable to UBIC by Focus Systems has been already paid and the contract between Focus Systems and a customer to which the UBIC Products are sold is canceled as a result of the returns of such defective products, UBIC shall repay such amount to Focus Systems.

Article 6 (Right to Import and Sell; Intellectual Property Rights)

UBIC hereby warrants that it possesses any and all rights to import and sell the UBIC Products, as well as intellectual property and other rights to the UBIC Products (including the cases where UBIC is granted a license thereto by any third party).  Should any third party claim any rights to the UBIC Products, UBIC shall resolve it on its sole responsibility and hold Focus Systems harmless.

Article 7 (Compliance with Laws and Other Regulations, and Warranty)

UBIC and Focus Systems shall comply with all domestic related laws, ordinances and other regulations in the course of the performance of this Agreement.

In addition, UBIC hereby warrants that the UBIC Products to be imported by UBIC are in compliance with the Foreign Exchange and Foreign Trade Act, the Export Trade Control Order, and the Foreign Exchange Order and the relevant ministerial ordinances, as well as the United States and other export administration acts and regulations thereunder.

Article 8 (Handling of Confidential Information)

1 (Confidential Information)

(1)              As used herein, “Confidential Information” means any technical, financial, trade and other information to be disclosed by either party (hereinafter the “Disclosing Party”) to the other party (hereinafter the “Receiving Party”) (in any media whatsoever) which are marked confidential by the Disclosing Party at the time of disclosure.  If the Disclosing Party discloses any information verbally, it shall be deemed that such information includes no Confidential Information, except in cases where written notice identifying any Confidential Information included in that information is served to the Receiving Party within fourteen (14) days of the disclosure.

(2)              UBIC and Focus Systems hereby agree that the Confidential Information does not include any of the following:

(a)              Information which becomes part of the public domain without any fault of the Receiving Party;

(b)             Information which has been disclosed to any third party by the Disclosing Party without imposing any obligation of confidentiality;

(c)              Information which has been independently developed by the Receiving Party with no reference to the Confidential Information of the Disclosing Party or information which has been lawfully acquired from any third party by the Receiving Party; and

(d)             Information which is disclosed by the relevant law or ordinance or the court order, provided that the Receiving Party gives the Disclosing Party notice of such order prior to the disclosure and cooperates with the Disclosing Party to protect the Confidential Information.

2 (Obligation of Confidentiality)

Each party hereto shall keep the Confidential Information of the Disclosing Party in confidence and shall not disclose any Confidential Information without the written prior approval of the Disclosing Party.  The Receiving Party hereby agrees not to use any Confidential Information for any other purpose, except in cases where it is necessary to perform this Agreement.

3 (Return of the Confidential Information)

On the Disclosing Party’s request, the Receiving Party shall return to the Disclosing Party or destroy all tangible media in which the Confidential Information is recorded, or destroy such media (including any data stored in such media) and submit a certificate of destruction to the Disclosing Party.

Article 9 (Termination with Immediate Effect)

If either UBIC or Focus Systems falls under any one of the following, the other party shall have the right to terminate this Agreement without notice:

(1)              When Focus Systems fails to remit the amount of price or otherwise fails to handle its duties hereunder;

(2)              When a petition is filed by or against either party for protective disposition, compulsory execution, public auction or bankruptcy with respect to any other obligations of either party;

(3)              When either party is punished by the delinquency in payment of taxes and public imposts;

(4)              When either party is suspended its transactions with banks and similar institution as a result of the dishonor of bills, drafts or checks drawn by it; and

(5)              When either party otherwise breaches any provision of this Agreement.

Article 10 (Uncollectible Amounts of Prices)

Even if it becomes difficult for Focus Systems to collect the amounts of prices for products sold by Focus Systems, Focus Systems shall remit the amount of prices for the products sold by it set forth in Article 4, except in cases where UBIC has proposed that the claims to the amounts of prices for those products be transferred to UBIC.

Article 11 (Transfer of Claims)

If UBIC proposes that the claims to the amounts of prices for the products that are possessed by Focus Systems be transferred to UBIC, Focus Systems shall immediately transfer such claims to the amounts of prices to UBIC, and dispatch notice of transfer to the relevant debtor or debtors.

Article 12 (Term)

The term of this Agreement shall be two (2) years, and shall be extended for additional one year unless either party gives the other party notice of non-renewal at least one month prior to the expiration of the original term, and thereafter the same shall apply.

Article 13 (Discussion)

Any matters not expressly stipulated in this Agreement or any doubts arising out of the interpretation of this Agreement shall be resolved amicably through good-faith discussion between UBIC and Focus Systems.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate, retaining one copy each after affixing their respective names and seals hereunto.

December 26, 2005

UBIC:	UBIC, Inc.
Meisan Takahama Building, Seventh Floor
2-12-23, Kounan, Minato Ward, Tokyo

/s/ Masahiro Morimoto
Masahiro Morimoto
Representative Director

Focus Systems:	Focus Systems Corporation
Focus Gotanda Building
2-7-8 Higashi Gotanda Shinagawa-ku, Tokyo

/s/ Masatoshi Ishibashi
Masatoshi Ishibashi
Representative Director